Date: February 22, 2023

EXHIBIT 99.1

PRESS RELEASE

LF Capital Acquisition Corp. II Announces Approval of Proposal and Amendment to Charter

New York, New York, February 22, 2023 -- On February 17, 2023, LF Capital Acquisition Corp. II, a Delaware corporation (the “Company”) convened a special meeting of stockholders (the “Special Meeting”) to propose an amendment (the “Charter Amendment Proposal”) to the Company’s Amended & Restated Certificate of Incorporation (the “Charter”). The Charter Amendment Proposal would increase the monthly extension payment per one-month extension of the deadline to complete an initial business combination to $0.04 per share of the company’s Class A common stock, par value $0.0001 per share, sold in the Company’s initial public offering. The Charter Amendment Proposal is described in more detail in the Company’s definitive proxy statement (the “Proxy Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) on January 27, 2023, and supplemental proxy statements filed with the SEC as of February 3, 2023 and February 7, 2023.

A total of 28,147,775 shares of Common Stock, representing approximately 87.027% of the outstanding shares of Common Stock entitled to vote at the Special Meeting, were present in person or by proxy, constituting a quorum. The stockholders voted upon and approved the Charter Amendment Proposal, with 26,716,242 votes in favor, 1,431,533 votes against, and with no abstentions. Accordingly, the Company amended its Charter to increase the monthly extension payment and filed the amendment with the Secretary of State of the State of Delaware on February 17, 2023.

Redemption of Shares of Common Stock

In connection with the approval and amendment of the Company’s Charter pursuant to the Charter Amendment Proposal, the Company was required to permit its public shareholders to redeem their shares of Common Stock. Of the 25,875,000 shares of Common Stock outstanding with redemption rights, the holders of 14,574,581 shares of Common Stock elected to redeem their shares at a per share redemption price of approximately $10.35. As a result, approximately $150,846,913 will be removed from the Company’s trust account to pay such holders.

Issuance of Promissory Note

On February 21, 2023, the Company issued a promissory note (the “Note”) in the aggregate principal amount of up to $2,712,100.56 to Level Field Capital II, LLC, Delaware limited liability company, the Company’s sponsor (the “Extension Funds”), pursuant to which the Extension Funds will be deposited into the Company’s trust account (the “Trust Account”) for each share of Class A common stock of the Company that was not redeemed in connection with increase of the redemption price set forth in the Charter Amendment Proposal (as defined below). On February 21, 2023, the Company drew down $452,016.76 under the Note to fund the first extension payment.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the estimated per share redemption price and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, subsequent quarterly reports on Form 10-Q and initial public offering prospectus. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

About Level Field Capital

Level Field is a leading global SPAC sponsor. In November 2021, Level Field built on the achievements of its previous SPAC, LF Capital Acquisition Corp., (which completed its de-SPAC merger with Landsea Homes Corporation (NASDAQ: LSEA) in January 2021) and successfully launched its second SPAC opportunity, LF Capital Acquisition Corp. II. From its initial public offering, LFAC II received aggregate gross proceeds totaling $258,750,000, before deducting underwriting discounts and commissions and other offering expenses payable by it.

LFAC II intends to focus its search on finding a business to merge with in secular growth industries, particularly targeting companies undergoing high-growth, including within the financial technology or services, digital asset, technology or disruptive consumer sectors, though it may pursue a business combination target in any business or industry.